Exhibit 10.2

FIRST AMENDMENT TO

STOCK OPTION AGREEMENT

This First Amendment to Stock Option Agreement (this “Amendment”) is hereby made and entered into as of May 17, 2019 (the “Effective Date”), by and between BioSig Technologies, Inc., a Delaware corporation (the “Company”), and Seth H.Z. Fischer (the “Participant”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in those certain Stock Option Agreements, dated May 2, 2013, September 1, 2014, October 14, 2014, June 22, 2015, and December 22, 2017, by and between the Company and the Participant (collectively, the “Option Agreements”), and in the BioSig Technologies, Inc. 2012 Equity Incentive Plan.

WHEREAS, the Company and the Participant mutually desire to amend each of the Option Agreements to (i) extend the exercise period from three months to up to two years following the date the Participant ceases to be a Service Provider and (ii) permit the Option to be exercised on a cashless basis; and

WHEREAS, pursuant to Section 10 of each of the Option Agreements, the Option Agreements may be amended by a writing signed by the parties thereto.

NOW, THEREFORE, pursuant to Section 10 of the Option Agreements, in consideration of the mutual promises, conditions, and covenants contained herein and in the Option Agreements, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows, effective as of the Effective Date:

1.     The “Termination Period” paragraph in Section 1 of each of the Option Agreements is hereby amended by deleting the phrase “three (3) months” from the first sentence of said paragraph and replacing it with the phrase “two (2) years”.

2.     Subsection 5(c) of each of the Option Agreements is hereby amended by deleting said subsection in its entirety and substituting in lieu thereof the following new subsection:

(c)      by requesting the Company to withhold the number of shares otherwise deliverable upon exercise of the Option by the number of shares of Common Stock having an aggregate Fair Market Value equal to the aggregate Exercise Price at the time of exercise (i.e., a cashless net exercise); or

3.     Except as expressly amended by this Amendment, the Option Agreements shall continue in full force and effect in accordance with the provisions thereof.

[Remainder of Page Intentionally Left Blank;

Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, effective as of the Effective Date.

Biosig technologies, inc.

By: /s/ Kenneth L. Londoner

Name: Kenneth L. Londoner

Title: Chairman and Chief Executive Officer

Participant:

     /s/ Seth H.Z. Fischer

Name: Seth H.Z. Fischer

Address:      ***

Signature Page to

First Amendment to Stock Option Agreement